EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-1 Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth VP        SEE ATTACHED
---------------------------------------  --------------------------------------
Name of Fund                             Date of Trade

SEE ATTACHED                             BIDS
---------------------------------------  --------------------------------------
Security                                 Name of Affiliated Broker

$206.03                                  $0.004
---------------------------------------  --------------------------------------
Total Commission                         Unit Cost of Commission (i.e., per
                                         share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/: $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions: $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                     FOR THE QUARTER ENDING: June 30, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)


           Client Name             Affiliated Broker Name Trade Date Transaction Symbol          Security Name          Shares
           -----------             ---------------------- ---------- ----------- ------ ------------------------------- ------
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/7/2014      Buy      MHFIUS    MCGRAW HILL FINANCIAL INC       245
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/28/2014     Buy      WDAYUS           WORKDAY INC              261
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/7/2014      Buy      MSIUS             MOTOROLA                279
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/24/2014     Buy      SPLKUS           SPLUNK INC               292
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/28/2014     Buy      SPLKUS           SPLUNK INC               361
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/15/2014     Buy      TWTRUS           TWITTER INC              404
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/10/2014     Buy       KORS     MICHAEL KORS HOLDINGS LT        665
Transamerica MS Capital Growth VP       BIDS (MLCO)       5/20/2014     Sell     MSIUS             MOTOROLA                678
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/7/2014      Sell      MAUS        MASTERCARD INC-CL A          841
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/7/2014      Buy      FEYEUS           FIREEYE INC            1,023
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/25/2014     Buy      SPLKUS           SPLUNK INC             1,337
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/12/2014     Buy       KORS     MICHAEL KORS HOLDINGS LT      1,341
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/12/2014     Buy      LNKDUS          LINKEDIN CORP           1,464
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/8/2014      Sell     GRPNUS           GROUPON INC            1,715
Transamerica MS Capital Growth VP       BIDS (MLCO)       5/13/2014     Sell     CHTRUS CHARTER COMMUNICATIONS INC CL A  1,750
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/12/2014     Buy      CRMUS          SALESFORCE.COM           2,293
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/7/2014      Sell     GRPNUS           GROUPON INC            2,776
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/13/2014     Buy       KORS     MICHAEL KORS HOLDINGS LT      2,811
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/10/2014     Sell     GRPNUS           GROUPON INC            3,183
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/9/2014      Sell     ACGLUS     ARCH CAP GROUP LTD ORD       3,243
Transamerica MS Capital Growth VP       BIDS (MLCO)       4/11/2014     Sell     GRPNUS           GROUPON INC            4,350
Transamerica MS Capital Growth VP       BIDS (MLCO)       5/13/2014     Sell     SIRIUS     SIRIUS XM HOLDINGS INC       9,324
Transamerica MS Capital Growth VP       BIDS (MLCO)       6/12/2014     Sell     AIGUS      AMERICAN INTL GROUP INC     10,871
                                                                                                                        ------
                                                                                                     TOTAL              51,507
                                                                                                                        ======

                                            Broker Commission   Total
           Client Name              Price    Cost Per Share   Commission  Total Cost
           -----------             -------- ----------------- ---------- -------------
Transamerica MS Capital Growth VP  $ 75.135      $0.0040       $  0.98   $   18,412.98
Transamerica MS Capital Growth VP  $ 67.180      $0.0040       $  1.04   $   17,539.20
Transamerica MS Capital Growth VP  $ 64.195      $0.0040       $  1.12   $   17,915.99
Transamerica MS Capital Growth VP  $ 57.510      $0.0040       $  1.17   $   16,798.76
Transamerica MS Capital Growth VP  $ 54.535      $0.0040       $  1.44   $   19,694.36
Transamerica MS Capital Growth VP  $ 41.590      $0.0040       $  1.62   $   16,810.44
Transamerica MS Capital Growth VP  $ 93.920      $0.0040       $  2.66   $   62,470.10
Transamerica MS Capital Growth VP  $ 66.265      $0.0040       $  2.71   $   44,913.11
Transamerica MS Capital Growth VP  $ 71.160      $0.0040       $  3.36   $   59,827.41
Transamerica MS Capital Growth VP  $ 50.560      $0.0040       $  4.09   $   51,743.34
Transamerica MS Capital Growth VP  $ 57.011      $0.0040       $  5.35   $   76,250.85
Transamerica MS Capital Growth VP  $ 95.230      $0.0040       $  5.36   $  127,730.25
Transamerica MS Capital Growth VP  $165.078      $0.0040       $  5.86   $  241,703.91
Transamerica MS Capital Growth VP  $  7.415      $0.0040       $  6.86   $   12,681.28
Transamerica MS Capital Growth VP  $136.450      $0.0040       $  7.00   $  238,747.22
Transamerica MS Capital Growth VP  $ 52.795      $0.0040       $  9.17   $  121,104.80
Transamerica MS Capital Growth VP  $  7.514      $0.0040       $ 11.10   $   20,803.43
Transamerica MS Capital Growth VP  $ 94.037      $0.0040       $ 11.24   $  264,392.82
Transamerica MS Capital Growth VP  $  7.015      $0.0040       $ 12.73   $   22,262.99
Transamerica MS Capital Growth VP  $ 56.245      $0.0040       $ 12.97   $  182,333.64
Transamerica MS Capital Growth VP  $  7.167      $0.0040       $ 17.40   $   31,087.02
Transamerica MS Capital Growth VP  $  3.227      $0.0040       $ 37.30   $   29,901.40
Transamerica MS Capital Growth VP  $ 54.551      $0.0040       $ 43.48   $  592,790.13
                                                               -------   -------------
                                                               $206.03   $2,287,915.43
                                                               =======   =============

/s/ Kelly Daniels
------------------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                        for quarter ended June 30, 2014

Name of Fund: Transamerica MS Capital Growth VP

Total broker-dealer commissions paid by the Fund during quarter: $44,111.09

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $206.03

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Dean DiPierro                        7/10/14
---------------------------------------  ---------
Dean DiPierro                            Date
Executive Director